EXHIBIT 8.1




                                         April 1, 1997







NFO Research, Inc.
2 Pickwick Plaza
Suite 400
Greenwich, Connecticut 06830-5530

                               NFO Research, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Dear Sirs:

            In connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") filed by NFO Research, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

            In this regard, we have reviewed copies of the Registration Statement (including the exhibits and amendments thereto) and the prospectus (the "Prospectus") relating to the offering of the Company's Common Stock, par value $.01 per share (the "Common Stock"). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

            Based on the foregoing, we are of the opinion that the section entitled "DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS -- THE STOCK OPTIONS -- Federal Income Tax Consequences of Stock Option Plan" in the Prospectus contains an accurate general summary, under currently applicable law, of the material United States Federal income tax consequences related to stock options under the Plan and the transfer and exercise thereof.





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            We are members of the Bar of the State of New York and we do not purport to be experts in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States.

            We consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent we do not thereby admit that we are in the category of persons whose consent is required by the Act or the Rules.


                                    Very truly yours,


                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON